                   AS FILED WITH THE SECURITIES AND EXCHANGE
                           COMMISSION ON JULY 1, 2002
                                                      REGISTRATION NO. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                 ---------------

                                    FORM S-8
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                                                  ---------------

                      TOTAL ENTERTAINMENT RESTAURANT CORP.
             (Exact name of registrant as specified in its charter)

                DELAWARE                                   52-2016614
      (State or other jurisdiction                      (I.R.S. Employer
   of incorporation or organization)                   Identification No.)


                         9300 E. CENTRAL AVE., SUITE 100
                                WICHITA, KS 67206
                                 (316) 634-0505
               (Address, including zip code, and telephone number,
        including area code, of registrant's principal executive offices)


                  1997 INCENTIVE AND NONQUALIFIED STOCK OPTION
                  PLAN OF TOTAL ENTERTAINMENT RESTAURANT CORP.

                      TOTAL ENTERTAINMENT RESTAURANT CORP.
                        1997 DIRECTORS' STOCK OPTION PLAN
                              (FULL TITLE OF PLANS)

                                STEVEN M. JOHNSON
                             CHIEF EXECUTIVE OFFICER
                      TOTAL ENTERTAINMENT RESTAURANT CORP.
                         9300 E. CENTRAL AVE., SUITE 100
                        WICHITA, KS 67206, (316) 634-0505
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                                 ---------------

                                    COPIES TO
                               WILLIAM R. WOOD, II
                              FOULSTON SIEFKIN LLP
                             BANK OF AMERICA CENTER
                           100 N. BROADWAY, SUITE 700
                                WICHITA, KS 67202
                                 (316) 267-6371

                                 ---------------

                         CALCULATION OF REGISTRATION FEE

                                                                   PROPOSED MAXIMUM     PROPOSED MAXIMUM
          TITLE OF EACH CLASS OF               AGGREGATE AMOUNT     OFFERING PRICE     AGGREGATE OFFERING          AMOUNT OF
       SECURITIES TO BE REGISTERED           TO BE REGISTERED (1)      PER SHARE             PRICE              REGISTRATION FEE
       ---------------------------           --------------------      ---------             -----              ----------------
      Common Stock, par value $0.01

  1997 Incentive and Nonqualified Stock
               Option Plan                          1,419,278            $ 14.37 (2)     $ 20,395,025 (2)               1,877
                                                  -----------            -------         ------------               ---------
     1997 Directors Stock Option Plan                 371,000              14.37 (2)        5,331,270 (2)                 491
                                                  -----------            -------         ------------               ---------

                  Total                             1,790,278            $ 14.37 (2)     $ 25,726,295 (2)           $   2,368
                                                  -----------            -------         ------------               ---------



(1) This Registration Statement also covers such additional and indeterminate number of shares as may become issuable pursuant to the antidilution provisions of the employee benefit plans described herein and as promulgated by Rule 416 of the Securities Act of 1933, as amended.

(2) Estimated solely for the purpose of computing the registration fee required by Section 6(b) of the Securities Act, and computed pursuant to Rule 457(c) and
(h) of the Securities Act of 1933 as amended. The computation was based on the average of the high and low prices of our common stock as reported by the Nasdaq National Market on June 26, 2002.

                                     PART I

    As permitted by the rules of the Securities and Exchange Commission (the "Commission"), this Registration Statement omits the information specified in
Part I of Form S-8.



                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

         The following documents filed with the SEC by Total Entertainment Restaurant Corp. (the "Registrant") are hereby incorporated by reference, as of their respective dates, in this Registration Statement, except to the extent that any statement therein is modified, superseded, or replaced by a statement or information contained in any subsequently filed document incorporated herein by reference:

         (a) The Registrant's annual report on Form 10-K for the fiscal year ended December 25, 2001.

         (b) The Registrant's Quarterly Report on Form 10-Q filed for the period ended March 19, 2002.

         (c) The description of the Registrant's Common Stock, par value $.01 per share, contained in the Registrant's Registration Statement on Form S-2 under the Securities Act of 1933, as amended (Commission File No. 333-90542), filed June 14, 2002, including any amendment or report filed for the purpose of updating such description.

All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment that indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of the filing of such documents.

Item 4.  Description of Securities.

         Not applicable.

Item 5.  Interests of Named Experts and Counsel.

         Not applicable.

Item 6. Indemnification of Directors and Officers.

    The Company's certificate of incorporation provides that it shall indemnify to the extent permitted by Delaware law any person whom it may indemnify thereunder, including its directors, officers, employees and agents. The Company's bylaws provide that such indemnification (other than an order by a court) shall be made by the Company only upon a determination that indemnification is proper in the circumstances because the individual met the applicable standard of conduct. Advances for such indemnification may be made pending such determination. Such determination shall be made by a majority vote of a quorum consisting of disinterested directors, by independent legal counsel or by the stockholders. In addition, the Company's certificate of incorporation eliminates, to the extent permitted by Delaware law, personal liability of directors to the Company and its stockholders for monetary damages for breach of fiduciary duty as directors.

    The Company's authority to indemnify our directors and officers is governed by the provisions of Section 145 of the Delaware General Corporation Law, as follows:

         (a) A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person's conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that the person's conduct was unlawful.

         (b) A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

        (c) To the extent that a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of this section, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection therewith.

         (d) Any indemnification under subsections (a) and (b) of this section (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because the person has met the applicable standard of conduct set forth in subsections (a) and (b) of this section. Such determination shall be made, with respect to a person who is a director or officer at the time of such determination, (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (2) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, or (3) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (4) by the stockholders.

         (e) Expenses (including attorneys' fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the corporation as authorized in this section. Such expenses (including attorneys' fees) incurred by former directors and officers or other employees and agents may be so paid upon such terms and conditions, if any, as the corporation deems appropriate.

        (f) The indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this section shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person's official capacity and as to action in another capacity while holding such office.

        (g) A corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person's status as such, whether or not the corporation would have the power to indemnify such person against such liability under this section.

         (h) For purposes of this section, references to "the corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this section with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued.

         (i) For purposes of this section, references to "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to "serving at the request of the corporation" shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the corporation" as referred to in this section.

         (j) The indemnification and advancement of expenses provided by, or granted pursuant to, this section shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

         The Company has entered into Indemnification Agreements with four of its current and certain of its former directors and officers whereby the Company agreed to indemnify them from and against any and all expenses, losses, claims, damages and liability incurred by such director or officer for or as a result of action taken or not taken while such director or officer was acting in his capacity as the Company's director, officer, employee or agent. The Company also agreed to use its best efforts to obtain officers and directors' liability insurance for such officers and directors.

         See Item 9(c) below with respect to the Securities and Exchange Commissions' position on indemnification and the registrants' undertaking with respect thereto.

Item 7.  Exemption from Registration Claimed.

         Not applicable.

Item 8.  Exhibits

         The following exhibits are filed as part of this Form S-8 Registration
Statement:

         Exhibit No.                        Description
         -----------                        -----------
            *4.1           Specimen Certificate of Registrant's Common Stock.

             5.1           Opinion of Foulston Siefkin LLP.

           *10.1           Form of 1997 Incentive and Nonqualified Stock Option
                           Plan of the Registrant.

            10.1.1         Amendment to Form of 1997 Incentive and Nonqualified
                           Stock Option Plan of the Registrant effective as of May 25, 1999.

           *10.2           Form of 1997 Directors Stock Option Plan of the
                           Registrant.

            10.2.1 Amendment to Form of 1997 Directors Stock Option Plan of the Registrant effective as of May 17, 2002.

            23.1           Consent of Foulston Siefkin LLP (contained in Exhibit
                           5.1).

            23.2           Consent of KPMG LLP.

            23.3           Consent of Grant Thornton LLP.

            24.1 Power of Attorney (included on signature page of this Registration Statement).

                           *Incorporated by reference to the Registrant's
                           Registration Statement on Form S-1, as amended
                           (Commission File No. 333-23343).

Item 9.  Undertakings.

         (a)      The Registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                           (i)      To include any prospectus required by
                                    Section 10(a)(3) of the Securities Act of
                                    1933;

                           (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement; and

                           (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

                  Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

                  (2) That for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment to this Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) The undersigned Registrant hereby undertakes that, insofar as indemnification for liabilities, arising under the Securities Act of 1933, may be permitted to directors, officers, and controlling persons of Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.



                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Wichita, State of Kansas, on July 1, 2002.


                         TOTAL ENTERTAINMENT RESTAURANT CORP.


                         By /s/ STEVEN M. JOHNSON
                            ----------------------------------------------------
                             Steven M. Johnson
                             Chief Executive Officer/Principal Executive Officer

                                POWER OF ATTORNEY

    Know all men by these presents, that each person whose signature appears below hereby constitutes and appoints Steven M. Johnson, Gary M. Judd, James K. Zielke, and each of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and to authorize, approve, sign and cause to be filed such other documents as may be necessary or appropriate to qualify the securities which are the subject of the Registration Statement for offer and sale under the Blue Sky and other applicable laws of each jurisdiction in which such securities may be offered and sold, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or either of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

    Pursuant to the requirements of the Securities Exchange Act of 1933, this Registration Statement has been signed below by the following persons and in the capacities and on the date indicated.

         Signature                            Title                            Date
         ---------                            -----                            ----
/s/ DENNIS L. THOMPSON              Co-Chairman of the Board               July 1, 2002
---------------------------
Dennis L. Thompson

/s/ STEPHEN P. HARTNETT             Co-Chairman of the Board               July 1, 2002
-----------------------
Stephen P. Hartnett

/s/ STEVEN M. JOHNSON               Chief Executive Officer and            July 1, 2002
---------------------------         Director (principal executive
Steven M. Johnson                   officer)

/s/ GARY M. JUDD                    President and Director                 July 1, 2002
---------------------------
Gary M. Judd

/s/ JAMES K. ZIELKE                 Chief Executive Officer,               July 1, 2002
---------------------------         Treasurer, Secretary and
James K. Zielke                     Director (principal financial
                                    and principal accounting
                                    officer)

/s/ THOMAS A. HAGER                 Director                               July 1, 2002
---------------------------
Thomas A. Hager

/s/ C. WELLS HALL, III              Director                               July 1, 2002
---------------------------
C. Wells Hall, III

/s/ E. GENE STREET                  Director                               July 1, 2002
---------------------------
E. Gene Street

/s/  JOHN D. HARKEY, JR.            Director                               July 1, 2002
---------------------------
John D. Harkey, Jr.

                                  EXHIBIT INDEX


           EXHIBIT
           NUMBER                              DESCRIPTION
           -------                             -----------
            *4.1           Specimen Certificate of Registrant's Common Stock.

             5.1           Opinion of Foulston Siefkin LLP.

           *10.1           Form of 1997 Incentive and Nonqualified Stock Option
                           Plan of the Registrant.

            10.1.1         Amendment to Form of 1997 Incentive and Nonqualified
                           Stock Option Plan of the Registrant effective as of May 25, 1999.

           *10.2           Form of 1997 Directors Stock Option Plan of the
                           Registrant.

            10.2.1 Amendment to Form of 1997 Directors Stock Option Plan of the Registrant effective as of May 17, 2002.

            23.1           Consent of Foulston Siefkin LLP (contained in Exhibit
                           5.1).

            23.2           Consent of KPMG LLP.

            23.3           Consent of Grant Thornton LLP.

            24.1 Power of Attorney (included on signature page of this Registration Statement).

                           *Incorporated by reference to the Registrant's
                           Registration Statement on Form S-1, as amended
                           (Commission File No. 333-23343).